EXCELSIOR FUNDS, INC.

FORM N-SAR

File No. 811-4088

Semi-Annual Period Ended September 30, 2000


Exhibit Index


Sub-Item 77C: Submission of matters to a vote of security holders.

Sub-Item 77Q1(e): Copies of any new or amended Registrant investment advisory contracts.

	Sub-Item 77C: Submission of matters to a vote of security holders.

1.	At a special meeting of shareholders held on May 3, 2000,
the shareholders of the following portfolios of Excelsior Funds, Inc. (the "Company") approved a new investment advisory agreement among the Company, U.S. Trust Company and United States
Trust Company of New York:


Fund
For
Against
Abstained
Blended Equity
11,059,103
74,232
125,328
Large Cap Growth
Fund
14,567,230
94,809
226,441
Small Cap Fund
4,055,434
9,577
96,275
Value and
Restructuring
Fund
21,107,565
230,617
460,022
Energy and
Natural
Resources Fund
2,856,577
32,323
66,932
Real Estate Fund
4,198,057
2,586
351
International
Fund
13,957,167
42,541
99,336
Latin America
Fund
1,714,361
6,882
56,939
Pacific/Asia
Fund
3,800,715
34,142
14,773
Pan European
Fund
6,229,669
117,037
58,764
Emerging Markets
Fund
1,348,495
0
367
Intermediate-
Term Managed
Income Fund
13,639,051
294,077
239,132
Short -Term
Government
Securities Fund
4,868,677
15,343
45,770
Managed Income
Fund
19,624,409
19,366
61,780


2.	At a special meeting of shareholders held on May 19, 2000,
the shareholders of the Company's Money, Government Money and Treasury Money Funds approved a new investment advisory agreement among the Company, U.S. Trust Company and United States Trust Company of New York. The results of the voting were as follows:

Fund
For
Against
Abstained
Money Fund
986,630,912
802,496
15,842,264
Government
Money Fund
534,450,419
3,495,405
1,431,531
Treasury Money
Fund
291,543,714
1,574,362
1,241,263

Sub-Item 77Q1(e): Copies of any new or amended Registrant investment advisory contracts.

	(1)	Investment Advisory Agreement among the Company, U.S.
Trust Company and United States Trust Company of New
York dated May 31, 2000 with respect to the Latin
America Fund, Pacific/Asia Fund, Pan European Fund,
Emerging Markets Fund and International Fund is incorporated herein by reference to Exhibit (d)(1) of Post-Effective Amendment No. 40 to the Company's
Registration Statement on Form N-1A filed on July 31,
2000 ("Post-Effective Amendment No. 40").

	(2)	Investment Advisory Agreement among the Company, U.S.
Trust Company and United States Trust Company of New
York dated May 31, 2000 with respect to the Money, Government Money, Blended Equity, Small Cap, Energy and
Natural Resources, Value and Restructuring, Treasury
Money, Managed Income, Short-Term Government
Securities, Intermediate-Term Managed Income, Real
Estate and Large Cap Growth Funds is incorporated herein by reference to Exhibit (d)(2) of Post-Effective
Amendment No. 40.

	(3)	Investment Advisory Agreement among the Company, U.S.
Trust Company and United States Trust Company of New
York dated May 31, 2000 with respect to the Technology
Fund is incorporated herein by reference to Exhibit
(d)(3) of Post-Effective Amendment No. 40.



(..continued)



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